Exhibit 99.1


For More Information Contact:

Media Relations:                              Investor Relations:
Jennifer Baier or Marie Meoli                 Ria Marie Carlson or Lisa Mueller
Ingram Micro Inc.                             Ingram Micro Inc.
(714) 382-2692 or (714) 382-2190              (714) 382-4400 or (714) 382-2012
marie_meoli@benjamingroup.com                 Lisa.Mueller@ingrammicro.com


                INGRAM MICRO REPORTS THIRD QUARTER 2002 RESULTS

     SANTA ANA, Calif., Oct. 29, 2002 -- Ingram Micro Inc. (NYSE: IM), the largest global wholesale provider of technology products and supply chain management services, today announced financial results for the third quarter ended Sept. 28, 2002.

     During the quarter, the company announced a comprehensive profit enhancement program that is expected to generate $160 million of annualized operating income improvements by the first quarter of 2004. Major-program costs are expected to total approximately $140 million, of which approximately two-thirds will be recorded in the second half of 2002. In the third quarter, major-program costs charged to operating income were $45.1 million before taxes ($28.4 million net of taxes).

     Including these major-program costs, the company posted a net loss of $8.3 million or $0.06 per share, compared to a net loss of $13.3 million or $0.09 per share in the third quarter of 2001. Excluding these costs, net income was $20.1 million or $0.13 per share - exceeding the company's guidance updated on Sept. 18, 2002 - versus $5.4 million or $0.04 per share, excluding reorganization costs and special items, in the comparable period last year.

     Sales totaled $5.60 billion - also surpassing the range of guidance - a
4.0 percent decline compared to the $5.83 billion one year ago, but a 4.6 percent increase sequentially.

     "As we emphasized in last month's announcement of our profit enhancement plan, we intend to achieve best-in-class status in every performance measure," said Kent B. Foster, chairman and chief executive officer, Ingram Micro Inc. "Our third-quarter results bring us closer to this goal. Excluding major-program costs, gross margin increased 18 basis points, operating margin increased 32 basis points and operating expenses as a percent of revenues improved 14 basis points compared to last year. Although the economic environment continues to be challenging, we are making sustainable improvements that create significant earnings leverage and capture opportunities for long-term success."

Additional Third Quarter Highlights

o Gross margin, excluding major-program costs, was 5.45 percent, compared with 5.27 percent one year ago and 5.48 percent in the second quarter of 2002.


                                    -more-

2/2/2 Ingram Micro Reports Third Quarter 2002 Results

     o Operating expenses, excluding major-program costs, were $262.4 million or 4.69 percent of revenues, compared with $282.2 million or
          4.83 percent of revenues in the year-ago quarter and $261.8 million or 4.89 percent of revenues in the previous quarter. In the prior year, operating expenses included approximately $5.3 million for goodwill amortization, which was eliminated based on new accounting rules adopted during the first quarter of 2002.

     o Income from operations excluding major-program costs increased 67 percent to $42.5 million or 0.76 percent of revenues from $25.5 million or 0.44 percent of revenues in last year's third quarter. Sequentially, income from operations increased 36 percent from the $31.3 million or 0.58 percent of revenues reported in the second quarter. Including major-program costs, the company posted an operating loss of $2.6 million in the third quarter of 2002.

     o Depreciation was $32.4 million, including $11.5 million of accelerated depreciation primarily associated with the company's planned facility consolidations. Capital expenditures were $9.8 million.

     o Earnings before interest, income taxes, depreciation and amortization (EBITDA) were $63.5 million, excluding major-program costs, compared with $54.7 million a year ago.

     o Cash and cash equivalents were $387.3 million at the end of the quarter.

     o Inventory was $1.50 billion, 8 percent lower than a year ago. Inventory turns, at 14, were stable sequentially and versus last year. Inventory days on hand were 26, flat sequentially but a one-day improvement compared to the 27 days reported a year ago.

     o Total debt (including off-balance sheet debt of $90.0 million associated with accounts receivable financing programs) was $417.8 million, 33 percent lower than the $624.4 million total debt 12 months ago. The total debt-to-capitalization ratio (including the accounts receivable financing) was 20 percent versus 25 percent a year ago. Net debt (total debt less cash and cash equivalents) was $30.5 million, or 2 percent of related total capitalization.

     Thomas A. Madden, executive vice president and chief financial officer, Ingram Micro Inc., said that Microsoft's software upgrade program, which expired on July 31, contributed incremental revenues for the quarter but had lower-than-average gross margins. "Our sales achievement was complemented by a continued focus on profitability and working capital management, with key operating and balance sheet metrics improving over last year," he added. "Operating income, excluding major-program costs, increased sequentially and over last year, while debt levels are the lowest in our history as a public company. Additionally, the recent strength of the euro clouded our continued progress in reducing operating expenses. If the exchange rates had remained at second quarter levels, operating expenses would have declined $3.7 million sequentially."


                                    -more-

3/3/3 Ingram Micro Reports Third Quarter 2002 Results

Regional Results

     North American sales were 55 percent of the worldwide total or $3.10 billion, 12.1 percent lower than the $3.52 billion in the year-ago quarter, but a 4.8 percent sequential increase. Sales in Europe were approximately 31 percent of the total at $1.70 billion, an 11.3 percent increase versus a year ago (1.6 percent in local currencies) and a sequential increase of 5.7 percent (flat in local currencies). For the Latin America and Asia-Pacific regions combined, net sales of $797 million (14 percent of the total) increased 2.3 percent over the prior year and 1.8 percent sequentially.

     North American operating income, excluding major-program costs, increased 55 percent sequentially and 35 percent versus a year ago - growing to $41.7 million or 1.34 percent of revenues from $30.8 million or 0.87 percent of revenues in the third quarter of last year. The European region posted an operating loss, excluding major-program costs, of $1.5 million, an improvement over the $2.7 million operating loss in the year-ago period. The Latin America and Asia-Pacific regions generated aggregated operating profits of $2.4 million, before major-program costs, compared with a loss of $2.6 million a year ago, reflecting continued operating improvements within the Asia-Pacific region. Including major-program costs, North American operating income was $7.4 million versus $8.7 million in the year-ago quarter; the European operating loss was $12.0 million versus a loss of $7.0 million a year ago; and the other regions posted aggregated operating income of $2.0 million versus a loss of $7.4 million in the third quarter of 2001.

Nine-month Results

     For the nine months ended Sept. 28, 2002, net sales were $16.57 billion, a decline of 13.0 percent versus the similar period a year ago. Regional nine-month sales were $9.17 billion for North America, $5.08 billion for Europe and $2.32 billion for the other international regions. The gross margin, before major-program costs of $1.2 million, was 5.44 percent, 15 basis points higher than the first nine months of last year, or 5.43 percent including the major-program costs. Worldwide operating income before major-program costs was $108.1 million ($54.2 million including major-program costs) versus $119.8 million in the nine-month period of a year ago ($69.6 million including all costs). Regionally, nine-month operating income before major-program costs for North America was $93.0 million ($55.1 million including major-program costs); Europe was $12.7 million (or a $970,000 loss including major-program costs); and for the other international regions was $2.4 million ($31,000 including major-program costs).

Detail on Major-Program Costs and Special Items

     The quarter's major-program costs of $45.1 million before taxes include:
1) reorganization costs of $22.8 million for facility consolidations and workforce reductions throughout the world; 2) $21.1 million, charged to selling, general and administrative expenses, primarily comprised of accelerated depreciation of fixed assets


                                    -more-

4/4/4 Ingram Micro Reports Third Quarter 2002 Results

associated with the planned exit of facilities, consulting fees directly associated with the profit enhancement plan and certain other related costs; and 3) the remaining $1.2 million was recorded as cost of sales.

     Major-program costs and special items during the nine-month period included reorganization and other costs of $53.9 million, a gain on the sale of securities of $6.5 million and a one-time, non-cash charge of $280.9 million, net of taxes, recorded in the first quarter of 2002, for the cumulative effect of adopting Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets." Including all these items, the company posted a nine-month net loss of $264.9 million. Excluding all special items, nine-month net income was $45.8 million.

     For comparison purposes, reorganization costs and special items in the third quarter of 2001 totaled $31.1 million before tax, including $11.7 million of reorganization costs, $10.2 million for the write-off of capitalized software and $9.2 million related to reserves recorded for claims filed with one of the company's prior credit insurance companies, which was liquidated. For the nine-month period in 2001, special items also included $19.1 million associated with second-quarter restructuring actions and an extraordinary loss of $2.6 million (net of taxes) on the repurchase of the company's convertible debentures.

Outlook for the Fourth Quarter

     The following statements are based on the company's current expectations and internal plan. These statements are forward-looking and actual results may differ materially, as outlined in the company's periodic filings with the Securities and Exchange Commission.

     According to the company's forecast for the fourth quarter ending Dec. 28, 2002, sales are expected to range from $5.75 billion to $5.90 billion, with net income before any major-program expenses and other special items ranging from $26 million to $29 million, or $0.17 to $0.19 per diluted share.

     "We still expect sequential sales to experience a normal seasonal increase, despite the third-quarter surge in software licensing sales," said Foster. "Our profit enhancement program is on track and generating the results we expected so far. We are making the changes that are right for our business while continuing to focus on profitable growth. Our commitment to shareowner value and profitability is unwavering. We are dedicated to being the leader in everything that we do."

Conference Call and Webcast

     Additional information about Ingram Micro's financial results will be presented in a conference call today at 5 p.m. EST. To listen to the conference call via telephone, call (888) 455-0750 (toll-free within the United States and Canada) or (630) 395-0018 (other countries) and mention "Ingram Micro." To listen to the call via a live audio webcast, visit the Investor Relations page of the Ingram Micro Web site, located at www.ingrammicro.com/corp. The replay of the conference call will be available for one week through the Web site or by calling (800) 678-3180 or (402) 220-3063 (outside the United States and Canada).


                                    -more-

5/5/5 Ingram Micro Reports Third Quarter 2002 Results


Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

     The matters in this press release that are forward-looking statements are based on current management expectations that involve certain risks which if realized, in whole or in part, could have a material adverse effect on Ingram Micro's business, financial condition and results of operations, including, without limitation: the Company's failure to achieve intended cost reductions or profit improvement objectives under its recently announced profit enhancement program; disruptions in business operations due to reorganization activities; potential material decline in net sales if major suppliers significantly increase the level of business they transact directly with end-users and/or resellers in different product categories, customer segments, and/or geographies; potential decline in net sales and/or gross margins if the Company is not able to pass through to customers the impact of adverse changes in sales terms and conditions with major suppliers; potential termination of a supply or services agreement with a major supplier or customer; dependence on key individuals and inability to retain personnel; the continuation or worsening of the severe downturn in economic conditions (particularly purchases of technology products) and failure to adjust costs in a timely fashion in response to a sudden decrease in demand; losses resulting from significant credit exposure to reseller customers and negative trends in their businesses; continued pricing and margin pressures and intense competition within regional markets and internationally; future terrorist or military actions; reductions in credit ratings and/or unavailability of adequate capital; inability to manage future adverse industry trends; failure of information systems; interest rate and foreign currency fluctuations; adverse impact of governmental controls and actions and political or economic instability on foreign operations; product supply shortages; difficulties and risks associated with integrating operations and personnel in acquisitions; rapid product improvement and technological change and resulting obsolescence risks; and dependence on independent shipping companies.

     Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Exhibit 99.01 of Ingram Micro's Annual Report on Form 10-K for the year ended December 29, 2001; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings.

About Ingram Micro Inc.

     Ingram Micro Inc. is the leading wholesale provider of technology products and supply chain management services in the world. With sales of more than $25 billion for the fiscal year 2001, the company provides the best way to get technology from the people who make it to the people who use it. Visit www.ingrammicro.com/corp.

                                     # # #

                                     02-24
(C)2002 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

                               INGRAM MICRO INC.
===============================================================================

                           CONSOLIDATED BALANCE SHEET
                               (Dollars in 000s)
                                  (Unaudited)

                                                          September 28,    December 29,
                                                              2002             2001
                                                          ------------     ------------
ASSETS
    Current assets:
      Cash and cash equivalents                           $    387,341     $    273,059
      Investment in available-for-sale securities                  -             24,031
      Accounts receivable, including retained
        interest in securitized receivables, net             2,116,170        2,297,957
      Inventories                                            1,500,903        1,623,628
      Other current assets                                     207,909          238,171
                                                          ------------     ------------
          Total current assets                               4,212,323        4,456,846

    Property and equipment, net                                270,349          303,833
    Goodwill, net                                              231,720          508,227
    Other                                                       51,271           33,101
                                                          ------------     ------------
      Total assets                                        $  4,765,663     $  5,302,007
                                                          ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                                    $  2,350,402     $  2,607,145
      Accrued expenses                                         374,593          279,669
      Current maturities of long-term debt                      95,624          252,803
                                                          ------------     ------------
          Total current liabilities                          2,820,619        3,139,617

    Convertible debentures                                         421              405
    Senior subordinated notes                                  216,131          204,899
    Other long-term debt                                        15,647              -
    Deferred income taxes and other liabilities                 79,420           89,788
                                                          ------------     ------------
          Total liabilities                                  3,132,238        3,434,709

    Stockholders' equity                                     1,633,425        1,867,298
                                                          ------------     ------------
      Total liabilities and stockholders' equity          $  4,765,663     $  5,302,007
                                                          ============     ============

                               INGRAM MICRO INC.
===============================================================================

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    (Dollars in 000s, except per share data)
                                  (Unaudited)

                                                       Thirteen Weeks Ended September 28, 2002
                                                 ---------------------------------------------------
                                                                   Impact of Major-
                                                                  Program Costs and
                                                As Reported (a)   Special Items (b)      Pro Forma
                                                ---------------   -----------------   -------------
Net sales                                       $   5,600,231      $         -        $   5,600,231

Cost of sales                                       5,296,538              1,241          5,295,297
                                                -------------      -------------      -------------
Gross profit                                          303,693             (1,241)           304,934

Operating expenses:
    Selling, general and administrative               283,469             21,084            262,385
    Reorganization costs                               22,807             22,807                -
    Special items                                         -                  -                  -
                                                -------------      -------------      -------------
                                                      306,276             43,891            262,385
                                                -------------      -------------      -------------
Income (loss) from operations                          (2,583)           (45,132)            42,549

Interest and other                                     10,624                -               10,624
                                                -------------      -------------      -------------
Income (loss) before income taxes                     (13,207)           (45,132)            31,925

Provision for (benefit from) income taxes              (4,886)           (16,698)            11,812
                                                -------------      -------------      -------------
Net income (loss)                               $      (8,321)     $     (28,434)     $      20,113
                                                =============      =============      =============

Diluted earnings (loss) per share:
    Net income (loss)                           $       (0.06)     $       (0.19)     $        0.13
                                                =============      =============      =============

Diluted weighted average shares
 outstanding                                      150,498,529        150,498,529        150,498,529
                                                =============      =============      =============

                                                       Thirteen Weeks Ended September 29, 2001
                                                 --------------------------------------------------
                                                                   Impact of Major-
                                                                  Program Costs and
                                                As Reported (a)   Special Items (c)      Pro Forma
                                                ---------------   -----------------   -------------
Net sales                                       $   5,833,417      $         -        $   5,833,417

Cost of sales                                       5,525,777                -            5,525,777
                                                -------------      -------------      -------------
Gross profit                                          307,640                -              307,640

Operating expenses:
    Selling, general and administrative               282,172                -              282,172
    Reorganization costs                               11,745             11,745                -
    Special items                                      19,393             19,393                -
                                                -------------      -------------      -------------
                                                      313,310             31,138            282,172
                                                -------------      -------------      -------------
Income (loss) from operations                          (5,670)           (31,138)            25,468

Interest and other                                     16,398                -               16,398
                                                -------------      -------------      -------------
Income (loss) before income taxes                     (22,068)           (31,138)             9,070

Provision for (benefit from) income taxes              (8,739)           (12,340)             3,601
                                                -------------      -------------      -------------
Net income (loss)                               $     (13,329)     $     (18,798)     $       5,469
                                                =============      =============      =============

Diluted earnings (loss) per share:
    Net income (loss)                           $       (0.09)     $       (0.13)     $        0.04
                                                =============      =============      =============

Diluted weighted average shares
 outstanding                                      147,791,050        147,791,050        147,791,050
                                                =============      =============      =============

(a)  Reported in accordance with Generally Accepted Accounting Principles.

(b) Major-program costs in 2002 include reorganization costs of $22,807 for facility consolidations and workforce reductions throughout the world; $21,084 charged to selling, general and adminstrative expenses, primarily comprised of accelerated depreciation of fixed assets associated with the planned exit of facilities, consulting fees directly associated with the profit-enhancement plan and certain other related costs; and $1,241 recorded as cost of sales, comprised of incremental inventory-related costs caused by the exit of certain markets.

(c) Reorganization costs and special items in 2001 included $11,745 of reorganization costs; $10,227 for the write-off of capitalized software; and $9,166 related to reserves recorded for claims filed with one of the Company's prior credit insurance companies, which was liquidated.

                               INGRAM MICRO INC.
===============================================================================

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    (Dollars in 000s, except per share data)
                                  (Unaudited)

                                                                         Thirty-nine Weeks Ended September 28, 2002
                                                                 --------------------------------------------------------
                                                                                    Impact of Major-
                                                                                    Program Costs and
                                                                  As Reported (a)   Special Items (b)        Pro Forma
                                                                 ----------------    ----------------    ----------------
Net sales                                                        $     16,569,556    $            -      $     16,569,556

Cost of sales                                                          15,669,105               1,241          15,667,864
                                                                 ----------------    ----------------    ----------------
Gross profit                                                              900,451              (1,241)            901,692

Operating expenses:
    Selling, general and administrative                                   814,668              21,084             793,584
    Reorganization costs                                                   31,587              31,587                 -
    Special items                                                             -                   -                   -
                                                                 ----------------    ----------------    ----------------
                                                                          846,255              52,671             793,584
                                                                 ----------------    ----------------    ----------------
Income (loss) from operations                                              54,196             (53,912)            108,108

Other income (expense):
    Gain on sale of available-for-sale securities                          (6,535)             (6,535)                -
    Interest and other                                                     35,411                 -                35,411
                                                                 ----------------    ----------------    ----------------
                                                                           28,876              (6,535)             35,411
                                                                 ----------------    ----------------    ----------------
Income (loss) before income taxes, extraordinary item
    and cumulative effect of adoption of a new
    accounting standard                                                    25,320             (47,377)             72,697

Provision for (benefit from) income taxes                                   9,369             (17,529)             26,898
                                                                 ----------------    ----------------    ----------------
Income (loss) before extraordinary item and cumulative
    effect of adoption of a new accounting standard                        15,951             (29,848)             45,799

Extraordinary loss on repurchase of debentures,
    net of income taxes                                                       -                   -                   -

Cumulative effect of adoption of a new accounting
    standard, net of income taxes                                        (280,861)           (280,861)                -
                                                                 ----------------    ----------------    ----------------
Net income (loss)                                                $       (264,910)   $       (310,709)   $         45,799
                                                                 ================    ================    ================

Diluted earnings (loss) per share:
    Income (loss) before extraordinary item and cumulative
      effect of adoption of a new accounting standard            $           0.10    $          (0.20)   $           0.30
    Extraordinary loss on repurchase of debentures                            -                   -                   -
    Cumulative effect of adoption of a new
      accounting standard                                                   (1.84)              (1.84)                -
                                                                 ----------------    ----------------    ----------------
    Net income (loss)                                            $          (1.74)   $          (2.04)   $           0.30
                                                                 ================    ================    ================

Diluted weighted average shares outstanding                           152,237,216         152,237,216         152,237,216
                                                                 ================    ================    ================

                                                                        Thirty-nine Weeks Ended September 29, 2001
                                                                 --------------------------------------------------------
                                                                                    Impact of Major-
                                                                                    Program Costs and
                                                                  As Reported (a)   Special Items (c)        Pro Forma
                                                                 ----------------    ----------------    ----------------
Net sales                                                        $     19,044,182    $            -      $     19,044,182

Cost of sales                                                          18,036,737                 -            18,036,737
                                                                 ----------------    ----------------    ----------------
Gross profit                                                            1,007,445                 -             1,007,445

Operating expenses:
    Selling, general and administrative                                   887,633                 -               887,633
    Reorganization costs                                                   30,801              30,801                 -
    Special items                                                          19,393              19,393                 -
                                                                 ----------------    ----------------    ----------------
                                                                          937,827              50,194             887,633
                                                                 ----------------    ----------------    ----------------
Income (loss) from operations                                              69,618             (50,194)            119,812

Other income (expense):
    Gain on sale of available-for-sale securities                             -                   -                   -
    Interest and other                                                     63,412                 -                63,412
                                                                 ----------------    ----------------    ----------------
                                                                           63,412                 -                63,412
                                                                 ----------------    ----------------    ----------------
Income (loss) before income taxes, extraordinary item
    and cumulative effect of adoption of a new
    accounting standard                                                     6,206             (50,194)             56,400

Provision for (benefit from) income taxes                                   2,514             (19,428)             21,942
                                                                 ----------------    ----------------    ----------------
Income (loss) before extraordinary item and cumulative
    effect of adoption of a new accounting standard                         3,692             (30,766)             34,458

Extraordinary loss on repurchase of debentures,
    net of income taxes                                                    (2,610)             (2,610)                -

Cumulative effect of adoption of a new accounting
    standard, net of income taxes                                             -                   -                   -
                                                                 ----------------    ----------------    ----------------
Net income (loss)                                                $          1,082    $        (33,376)   $         34,458
                                                                 ================    ================    ================

Diluted earnings (loss) per share:
    Income (loss) before extraordinary item and cumulative
      effect of adoption of a new accounting standard            $           0.03    $          (0.20)   $           0.23
    Extraordinary loss on repurchase of debentures                          (0.02)              (0.02)                -
    Cumulative effect of adoption of a new
      accounting standard                                                     -                   -                   -
                                                                 ----------------    ----------------    ----------------
    Net income (loss)                                            $           0.01    $          (0.22)   $           0.23
                                                                 ================    ================    ================

Diluted weighted average shares outstanding                           149,602,060         149,602,060         149,602,060
                                                                 ================    ================    ================

(a)  Reported in accordance with Generally Accepted Accounting Principles.

(b) Major-program costs and special items in 2002 include reorganization costs of $31,587 for facility consolidations and workforce reductions throughout the world; $21,084 charged to selling, general and administrative expenses, primarily comprised of accelerated depreciation of fixed assets associated with the planned exit of facilities, consulting fees directly associated with the profit-enhancement plan and certain other related costs; $1,241 recorded as cost of sales, comprised of incremental inventory-related costs caused by the exit of certain markets; gain of $6,535 on the sale of securities; and a one-time, non-cash charge of $280,861 (net of taxes), recorded in the first quarter of 2002 for the cumulative effect of adopting Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

(c) Reorganization costs and special items in 2001 included $30,801 of reorganization costs; $10,227 for the write-off of capitalized software; and $9,166 related to reserves recorded for claims filed with one of the Company's prior credit insurance companies, which was liquidated; and an extraordinary loss of $2,610 (net of taxes) on the repurchase of debentures.